                                                                     EXHIBIT 4.2
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                          FIRST SUPPLEMENTAL INDENTURE


                                     BETWEEN


                                    EGL, INC.


                                       AND


                              JPMORGAN CHASE BANK,

                                   AS TRUSTEE



                                   ---------



                                DECEMBER 7, 2001



             5% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006


================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 THE 2006 NOTES ..................................................  2
   SECTION 1.1. Designation of 2006 Notes; Establishment of Form ..........  2
   SECTION 1.2. Amount ....................................................  2
   SECTION 1.3. Interest ..................................................  3
   SECTION 1.4. Denominations .............................................  3
   SECTION 1.5. Method of Payment .........................................  3
   SECTION 1.6. Redemption and Repurchase .................................  3
   SECTION 1.7. Conversion ................................................  4
   SECTION 1.8. Maturity ..................................................  4
   SECTION 1.9. Other Terms of 2006 Notes .................................  4

ARTICLE 2 AMENDMENTS TO THE INDENTURE .....................................  4
   SECTION 2.1. Definitions ...............................................  4
   SECTION 2.2. Consolidation, Merger and Sale ............................  6
   SECTION 2.3. Additional Events of Default ..............................  6
   SECTION 2.4. Rights of Holders to Convert ..............................  6
   SECTION 2.5. Supplemental Indentures Without Consent of Holders ........  7
   SECTION 2.6. Supplemental Indenture with Consent of Holders ............  7
   SECTION 2.7. Additional Interest .......................................  7
   SECTION 2.8. Redemption and Repurchase .................................  7
   SECTION 2.9. Conversion ................................................  13

ARTICLE 3 MISCELLANEOUS PROVISIONS ........................................  26
   SECTION 3.1. Integral Part .............................................  26
   SECTION 3.2. General Definitions .......................................  26
   SECTION 3.3. Adoption, Ratification and Confirmation ...................  26
   SECTION 3.4. Counterparts ..............................................  26
   SECTION 3.5. Governing Law .............................................  26

                                    EGL, INC.

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 7, 2001 (the "First Supplemental Indenture"), between EGL, Inc., a Texas corporation (the "Company"), and JPMorgan Chase Bank, a New York banking corporation (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 7, 2001 (the "Original Indenture" and, as supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

         WHEREAS, Section 9.01(9) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

         WHEREAS, Sections 9.01(6) and 9.01(7) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

         WHEREAS, Section 9.01(8) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any of the provisions of the Indenture; provided that such change or elimination does not adversely affect any outstanding Security of any series created prior to the execution of such supplemental indenture;

         WHEREAS, Section 2.01 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, the Company desires to issue 5% Convertible Subordinated Notes due December 15, 2006 (the "2006 Notes"), a new series of Security the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the 2006 Notes in certain respects; and

         WHEREAS, all things necessary have been done to make the 2006 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2006 Notes as follows:

                                   ARTICLE 1

                                 THE 2006 NOTES

         SECTION 1.1. Designation of 2006 Notes; Establishment of Form.

         There shall be a series of Securities designated "5% Convertible Subordinated Notes due December 15, 2006" of the Company (the "2006 Notes"), and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2006 Notes, as evidenced by their execution of the 2006 Notes.

         The 2006 Notes will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto, as a Global Security.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Security.

         The Company initially appoints the Trustee to act as Paying Agent, Registrar and Conversion Agent with respect to the 2006 Notes.

         SECTION 1.2. Amount.

                  (a) The Trustee shall authenticate and deliver 2006 Notes for original issue in an aggregate principal amount of up to $85,000,000 upon Company Order for the authentication and delivery of 2006 Notes, without any further action by the Company; provided, however, that in the event that the Company sells any 2006 Notes pursuant to the over-allotment option (the "Option") granted to Credit Suisse First Boston Corporation pursuant to Section 3 of the Purchase Agreement dated as of December 3, 2001, between the Company and Credit Suisse First Boston Corporation then the Trustee shall authenticate and deliver 2006 Notes for original issue in an aggregate principal amount of up to $85,000,000 plus up to an additional aggregate principal amount of up to $15,000,000 of 2006 Notes sold pursuant to the Option upon a Company Order. The authorized aggregate principal amount of 2006 Notes may be increased at any time hereafter in the manner provided in
         Section 2.01(b) of the Original Indenture.

                  (b) The Company may not issue new 2006 Notes to replace 2006 Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII of the Indenture.

                  (c) The 2006 Notes shall be (i) Rule 144A Securities entitled to the benefits of Section 4.03(b) of the Indenture and (ii) Restricted Securities subject to the provisions of Sections 2.18, 2.19 and 2.20 of the Indenture.

         SECTION 1.3. Interest.

         The 2006 Notes shall bear interest at the rate set forth in paragraph 1 of the 2006 Notes. Interest on the 2006 Notes shall be payable to the persons in whose name the 2006 Notes are registered at the close of business on the regular record date for such interest payment. The Company shall pay interest semiannually on December 15 and June 15 of each year, commencing June 15, 2002. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 7, 2001; provided, however, that if there is not an existing default in the payment of interest and if any Note is authenticated between a record date referred to on the face thereof and the next succeeding interest payment date, interest shall accrue from such interest payment date.

         SECTION 1.4. Denominations.

         The 2006 Notes shall be in fully registered form without coupons in denominations of $1,000 of principal amount or any integral multiple thereof.

         SECTION 1.5. Method of Payment.

         The Company shall pay interest on the 2006 Notes (except defaulted interest) to the person who is the Holder of such 2006 Note at the close of business on June 1 or December 1, as the case may be, next preceding the related interest payment date. The Holder must surrender the 2006 Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Physical Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as any 2006
Note is registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         SECTION 1.6. Redemption and Repurchase.

                  (a) There shall be no sinking fund for the retirement of the 2006 Notes or other mandatory redemption obligation.

                  (b) The Company, at its option, may redeem the 2006 Notes in accordance with the provisions of and at the Redemption Prices set forth in paragraphs 5 and 6 the 2006 Notes and in accordance with the provisions of the Indenture, including, without limitation, Article III.

                  (c) The Company, at the option of the Holders thereof, shall repurchase the 2006 Notes in accordance with the provisions of and at the Change in Control Purchase Prices set forth in paragraph 7 of the 2006 Notes and in accordance with the provisions of the Indenture, including, without limitation, Article III.

         SECTION 1.7. Conversion.

         The 2006 Notes shall be convertible in accordance with the provisions and at the Conversion Price set forth in paragraph 8 of the 2006 Notes and in accordance with the provisions of the Indenture, including, without limitation,
Article XII.

         SECTION 1.8. Maturity.

         The Stated Maturity of the 2006 Notes shall be December 15 , 2006.

         SECTION 1.9. Other Terms of 2006 Notes.

         Without limiting the foregoing provisions of this Article 1, the terms of the 2006 Notes shall be as set forth in the form of 2006 Notes set forth in Exhibit A hereto and as provided in the Indenture.

                                    ARTICLE 2

                           AMENDMENTS TO THE INDENTURE

         The amendments contained herein shall apply to 2006 Notes only and not to any other series of Securities issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2006 Notes. These amendments shall be effective for so long as there remains any 2006 Notes outstanding.

         SECTION 2.1. Definitions.

         Section 1.01 of the Original Indenture is amended by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Additional Interest" has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

         "Change in Control" has the meaning specified in Section 3.13.

         "Change in Control Purchase Date" has the meaning specified in
Section 3.13.

         "Change in Control Purchase Notice" has the meaning specified in
Section 3.13.

         "Change in Control Purchase Price" has the meaning specified in
Section 3.13.

         "Common Stock" means the common stock of the Company, par value $0.001 per share, as it exists on the date of this First Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of 2006 Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Conversion Date" has the meaning specified in Section 12.02.

         "Conversion Price" has the meaning specified in Section 12.06.

         "Registration Rights Agreement" means the Registration Rights Agreement dated December 7, 2001, between the Company and Credit Suisse First Boston Corporation.

         "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Trading Day" means a day during which trading in securities generally occurs on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

         "2006 Notes" means the 5% Convertible Subordinated Notes due December 15 , 2006 of the Company authorized by or pursuant to resolution of the Board of Directors.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

         SECTION 2.2. Consolidation, Merger and Sale.

         The Original Indenture shall be amended by inserting (i) "(A) (i) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or (ii) (a) is a corporation organized and existing under the laws of the Cayman Islands, Bermuda or any other jurisdiction where it is exempt from withholding or deducting amounts for or on the account of any present or future taxes, fees, duties, assessments or governmental charges of whatever nature with respect to the payment of interest on the 2006 Notes, (b) its shares of Capital Stock are listed on a national securities exchange or quoted on an interdealer automated quotation system and (c) the Company delivers an Officers' Certificate to the Trustee to the effect that such consolidation, merger, conversion, transfer or disposal is not reasonably expected to be adverse in any material respect to the Holders of the 2006 Notes taken as a whole, and (B)" immediately preceding "expressly assumes" in Section 5.01(i) and (ii) "and provides for conversion rights in accordance with Section 12.11" at the end of Section 5.01(1).

         SECTION 2.3. Additional Events of Default.

         The following two Events of Default shall be added to Section 6.01 of the Original Indenture:

         (7) the Company fails to provide a Change in Control Purchase Notice when required by Section 3.13; or any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company) (an "Instrument") with a principal amount then outstanding in excess of U.S. $10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding 2006 Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

         SECTION 2.4. Rights of Holders to Convert.

         The Original Indenture shall be amended by inserting in Section 6.07 the words (i) ", to convert such Security in accordance with Article XII" immediately before the words "or to bring suit" and (ii) "or the right to convert" immediately after the words "those respective dates."

         SECTION 2.5. Supplemental Indentures Without Consent of Holders.

         Section 9.01 of the Original Indenture shall be amended by inserting the following paragraph:

                  (12) to make provision with respect to the conversion rights, if any, to Holders of 2006 Notes pursuant to the requirements of
         Article XII hereof.

         SECTION 2.6. Supplemental Indenture with Consent of Holders.

         The Original Indenture shall be amended by inserting ", or modify the provisions of the Indenture in a manner that adversely affects in any material respect the right to convert any 2006 Note as provided in Article XII or to institute suit to enforce such right" at the end of Section 9.02(4). The Original Indenture shall be further amended by substituting the following for
Section 9.02(5):

         "(5) change the provisions of Sections 3.13 through 3.16 in a manner adverse to the Holders of the 2006 Notes in any material respect;".

         SECTION 2.7. Additional Interest.

         Article IV of the Original Indenture shall be amended by inserting the following Section in its entirety:

         SECTION 4.08 Payment of Additional Interest.

                  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

         SECTION 2.8. Redemption and Repurchase.

         Article III of the Original Indenture shall be amended by inserting the following paragraph as the final paragraph of Section 3.03:

         "If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during such a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection."

         Article III of the Original Indenture shall be further amended by inserting the following sections in their entirety:

         SECTION 3.12 Conversion Arrangement on Call for Redemption.

                  In connection with any redemption of 2006 Notes, the Company may arrange for the purchase and conversion of any 2006 Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such 2006 Notes by paying to a Paying Agent (other than the Company or `any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2006 Notes, is not less than the Redemption Price, together with interest accrued to, but not including, the Redemption Date, of such 2006 Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such 2006 Notes, including all accrued interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.12 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued interest to but excluding the relevant Redemption Date, on 2006 Notes called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any 2006 Notes called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such purchasers for conversion, all as of 11:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2006 Notes are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2006 Notes. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2006 Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2006 Notes between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         SECTION 3.13 Purchase of 2006 Notes at Option of the Holder Upon Change in Control.

                  (a) If at any time that 2006 Notes remain outstanding there shall occur a Change in Control, 2006 Notes shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to 100% of the principal amount of the 2006 Notes, together with accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.13.

                  A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

                           (i) any "person" or "group" (as such terms are
                  defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

                           (ii) the Company consolidates with, or merges with or
                  into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

                           (iii) the holders of Capital Stock of the Company
                  approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

                  For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

                  Notwithstanding anything to the contrary set forth in this
         Section 3.13, a Change in Control will not be deemed to have occurred if either:

                           (1) the Closing Price (determined in accordance with
                  Section 12.06(e) of this Indenture) of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

                           (2) in the case of a merger or consolidation, all of
                  the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the 2006 Notes become convertible solely into such common stock.

                  (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                           (i) the date of such Change in Control and, briefly,
                  the events causing such Change in Control;

                           (ii) the date by which the Change in Control Purchase
                  Notice pursuant to this Section 3.13 must be given;

                           (iii) the Change in Control Purchase Date;

                           (iv) the Change in Control Purchase Price;

                           (v) the Holder's right to require the Company to
                  purchase the 2006 Notes;

                           (vi) briefly, the conversion rights of the 2006
                  Notes;

                           (vii) the name and address of each Paying Agent and
                  Conversion Agent;

                           (viii) the Conversion Price and any adjustments
                  thereto;

                           (ix) that 2006 Notes as to which a Change in Control
                  Purchase Notice has been given may be converted into Common Stock pursuant to Article XII of this

                  Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (x) the procedures that the Holder must follow to
                  exercise rights under this Section 3.13;

                           (xi) the procedures for withdrawing a Change in
                  Control Purchase Notice, including a form of notice of withdrawal; and

                           (xii) that the Holder must satisfy the requirements
                  set forth in the 2006 Notes in order to convert the 2006
                  Notes.

                  If any of the 2006 Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (c) A Holder may exercise its rights specified in subsection
         (a) of this Section 3.13 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

                  The delivery of such 2006 Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.13, a portion of a 2006 Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a 2006 Note pursuant to Sections 3.13 through 3.17 also apply to the purchase of such portion of such 2006 Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.14.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2006 Notes may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

         SECTION 3.14 Effect of Change in Control Purchase Notice.

                  Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.13(c), the Holder of the 2006
         Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such 2006 Note. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2006 Note (provided the conditions in Section 3.13(c) have been satisfied) and (b) the time of delivery of such 2006 Note to a Paying Agent by the Holder thereof in the manner required by Section 3.13(c). 2006 Notes in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article XII on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

                  A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the 2006 Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         SECTION 3.15 Deposit of Change in Control Purchase Price.

                  On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change in Control Purchase Date) sufficient to pay the aggregate Change in Control Purchase Price of all the 2006 Notes or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section
         3.15 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on or before 11:00 a.m. New York City time on the Change in Control Purchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2006 Note for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such 2006 Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of 2006 Notes purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

         SECTION 3.16 Compliance with Securities Laws Upon Purchase of 2006
         Notes.

                  In connection with any offer to purchase or purchase of 2006 Notes under Section 3.13, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of 2006 Notes, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.13 through 3.15 to be exercised in the time and in the manner specified therein.

         SECTION 3.17 Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.15 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the 2006 Notes or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

         SECTION 2.9. Conversion.

                  The Indenture is amended by adding the following Articles XII to the Original Indenture:

                                   ARTICLE XII

         SECTION 12.01 Conversion Privilege.

                  Subject to the further provisions of this Article XII and paragraph 8 of the 2006 Notes, a Holder of a 2006 Note may convert the principal amount of such 2006 Notes (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the fourth Trading Day prior to the final maturity date, at the Conversion Price then in effect; provided, however, that, if such 2006 Note is called for redemption or submitted or presented for purchase pursuant to
         Article III, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date, as the case may be, for such 2006 Note or such earlier date as the Holder presents such 2006 Note for redemption or for purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2006 Note is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a 2006 Note shall be determined by dividing the principal amount of the 2006 Note or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the 2006 Notes and is subject to adjustment as provided in this Article XII.

                  Provisions of this Indenture that apply to conversion of all of a 2006 Note also apply to conversion of a portion of a 2006 Note.

                  A 2006 Note in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.13(c) exercising the option of such Holder to require the Company to purchase such 2006 Note may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.14.

                  A Holder of 2006 Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2006 Notes to Common Stock, and only to the extent such 2006 Notes are deemed to have been converted into Common Stock pursuant to this Article XII.

         SECTION 12.02 Conversion Procedure.

                  To convert a 2006 Note, a Holder must (a) complete and manually sign the conversion notice on the back of the 2006 Note and deliver such notice to a Conversion Agent, (b) surrender the 2006 Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to
         Section 12.03. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2006 Notes may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

                  The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a 2006 Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of

         Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a 2006 Note, such Person shall no longer be a Holder of such 2006 Note. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a 2006 Note.

                  2006 Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding 2006 Notes or portions thereof called for redemption or presented for purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such 2006 Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such 2006 Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 12.02, no payment or adjustment will be made for accrued interest on a converted 2006 Note. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

                  Nothing in this Section shall affect the right of a Holder in whose name any 2006 Note is registered at the close of business on a record date to receive the interest payable on such 2006 Note on the related interest payment date in accordance with the terms of this Indenture and the 2006 Notes. If a Holder converts more than one 2006 Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of 2006 Notes converted.

                  Upon surrender of a 2006 Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2006 Note equal in principal amount to the unconverted portion of the 2006 Note surrendered.

         SECTION 12.03 Fractional Shares.

                  The Company will not issue fractional shares of Common Stock upon conversion of 2006 Notes. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price (determined as set forth in Section 12.06(e)) of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

         SECTION 12.04 Taxes on Conversion.

                  If a Holder converts a 2006 Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         SECTION 12.05 Company To Provide Stock.

                  The Company shall, prior to issuance of any 2006 Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding 2006 Notes into shares of Common Stock.

                  All shares of Common Stock delivered upon conversion of the 2006 Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of 2006 Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the 2006 Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the 2006 Notes in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a 2006 Note hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

         SECTION 12.06 Adjustment of Conversion Price.

                  The conversion price as stated in paragraph 8 of the 2006 Notes (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

                           (a) In case the Company shall (i) pay a dividend on
                  its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock,
                  (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any 2006 Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such 2006 Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                           (b) In case the Company shall issue rights or
                  warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 12.06) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share (as defined in subsection (e) of this Section 12.06) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued.

                           (c) In case the Company shall distribute to all or
                  substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other securities or non-cash assets (including securities of any Person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 12.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholder rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (e) of this Section 12.06) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other securities or non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (e) of this Section 12.06) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                           In the event the then fair market value (as so
                  determined) of the portion of the Capital Stock, evidences of indebtedness or other securities or non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a 2006 Note shall have the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other securities or non-cash assets so distributed or of such rights or warrants such holder would have received had such Holder converted each 2006 Note on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                           Upon conversion of the 2006 Notes into Common Stock,
                  to the extent that Company's current or any subsequent preferred shares rights plan ("Rights Plan") is still in effect upon such conversion, the Holders of 2006 Notes will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 12.06(c).

                           Rights or warrants distributed by the Company to all
                  holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.06 (and no adjustment to the Conversion Price under this Section 12.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 12.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                           (d) (i) In case the Company shall, by dividend or
                  otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 12.06 has been made and
                  (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 12.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 12.06) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 12.06) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 12.06(c)(1)) of any such other consideration so distributed, paid or payable (in the case of amounts paid in any tender offer, including only that portion of the aggregate amount paid in the tender offer that was in excess of the aggregate value of the shares purchased in the tender offer (based on the Current Market Price per share of Common Stock as determined in accordance with subsection (e) of this Section 12.06 on the day the tender offer expired)) within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 12.06) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                           (ii) In case any tender offer made by the Company or
                  any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 12.06 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section
                  12.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 12.06) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be
                  (x) the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 12.06) on the Expiration Date minus (y) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (e) of this Section 12.06) on the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 12.06(c)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.06(c)(2).

                           (iii) For purposes of this Section 12.06(c), the term
                  "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (e) For the purpose of any computation under subsections (b),
         (c) and (d) of this Section 12.06, the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for a period selected by the Company of either 5 consecutive Trading Days or 30 consecutive Trading Days commencing not more than 45 Trading Days before and ending no later than (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) or (d) of this Section 12.06 or (B) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this
         Section 12.06. The closing price (the "Closing Price") for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq National Market (the "NNM") or, if the Common Stock is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

                  (f) In any case in which this Section 12.06 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 12.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 12.09) issuing to the Holder of any 2006 Note converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

         SECTION 12.07 No Adjustment.

                  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 12.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

                  To the extent that the 2006 Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         SECTION 12.08 Adjustment for Tax Purposes.

                  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 12.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         SECTION 12.09 Notice of Adjustment.

                  Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

         SECTION 12.10 Notice of Certain Transactions.

                  In the event that:

                           (i) the Company takes any action which would require
                  an adjustment in the Conversion Price;

                           (ii) the Company consolidates or merges with or
                  converts into, or transfers all or substantially all of its property and assets to, another Person and shareholders of the Company must approve the transaction; or

                           (iii) there is a dissolution or liquidation of the
                  Company,

         the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 12.10.

         SECTION 12.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

                  If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2006 Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 12.06); (b) any consolidation or merger or conversion to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, conversion, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2006 Note then outstanding shall have the right to convert such 2006 Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, conversion, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2006 Note immediately prior to such reclassification, change, consolidation, merger, conversion, sale or conveyance assuming such holder of Common Stock (i) is not a Person party to such transaction and (ii) failed to exercise his rights of an election, if any, as to the kind or amount of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, conversion, sale or conveyance (provided, however, that if the kind or amount of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, conversion, sale or conveyance is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, conversion, sale or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 12.11 the kind and amount of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, conversion, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article XII. If, in the case of any such consolidation, merger, conversion, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee Person, as the case may be, in such consolidation, merger, conversion, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2006 Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, conversions, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 12.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2006 Notes upon the conversion of their 2006 Notes after any such reclassification, change, consolidation, merger, conversion, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         SECTION 12.12 Trustee's Disclaimer.

                  The Trustee shall have no duty to determine when an adjustment under this Article XII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2006 Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article XII.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.11.

         SECTION 12.13 Voluntary Reduction.

                  The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Company's Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of the Company's Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. Integral Part.

         This First Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 3.2. General Definitions.

         For all purposes of this First Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

                  (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Fourth Supplemental Indenture.

         SECTION 3.3. Adoption, Ratification and Confirmation.

         The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.4. Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.5. Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

                                     EGL, INC.


                                     By:    /s/ ELIJIO V. SERRANO
                                         ---------------------------------------
                                         Name:  Elijio V. Serrano
                                                --------------------------------
                                         Title: Chief Financial Officer
                                                --------------------------------


                                      JPMORGAN CHASE BANK, as Trustee


                                     By:    /s/ MAURI J. COWEN
                                         ---------------------------------------
                                         Name:  Mauri J. Cowen
                                                --------------------------------
                                         Title: Vice President and Trust Officer
                                                --------------------------------

                                    EXHIBIT A
                           [FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,


---------
(1) These paragraphs should be included only if the Security is a Global
    Security.

(2) These paragraphs to be included only if the Security is a Restricted
    Security.

(III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.](2)

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)


---------
(2) These paragraphs to be included only if the Security is a Restricted
    Security.

                                    EGL, INC.


CUSIP:                                                                R-
      -----------                                                       ------

             5% CONVERTIBLE SUBORDINATED NOTE DUE DECEMBER 15, 2006

EGL, Inc., a Texas corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to___________ _________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on December
15, 2006 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].(3)

Interest Payment Dates: December 15 and June 15

Record Dates: December 1 and June 1


This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.


                             SIGNATURE PAGE FOLLOWS

---------
(3) This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                              EGL, INC.



[CORPORATE SEAL]                              By:
                                                  -----------------------------
                                              Name:
                                              Title:

Attest:


-----------------------------
Name:
Title:

Dated:

Trustee's Certificate of Authentication: This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank,
as Trustee


By:
   -----------------------------
   Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]

                                    EGL, INC.


             5% CONVERTIBLE SUBORDINATED NOTE DUE DECEMBER 15, 2006

1.       INTEREST

         EGL, Inc., a Texas corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 5% per annum. The Company shall pay interest semiannually on December 15 and June 15 of each year, commencing June 15, 2002. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 7, 2001; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2.       METHOD OF PAYMENT

         The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on December 1 or June 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Physical Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

         Initially, JPMorgan Chase Bank (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent, Registrar or Conversion Agent.

4.       INDENTURE, LIMITATIONS

         This Note is one of a duly authorized issue of Securities of the Company designated as its 5% Convertible Subordinated Notes due December 15, 2006 (the "Notes"), issued under an Indenture dated as of December 7, 2001, as amended by the First Supplemental Indenture thereto dated as of December 7, 2001 (together with any additional supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company, initially limited to $85,000,000 aggregate principal amount (or up to $100,000,000 aggregate principal amount if the over allotment option granted to the initial purchaser of the Notes is exercised in full) but subject to future increase as provided in the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.       OPTIONAL REDEMPTION

         The Notes are subject to redemption, at any time on or after December 20, 2004, as a whole or from time to time in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) are as follows for Notes redeemed during the periods set forth below:

                      PERIOD                                   REDEMPTION PRICE
                      ------                                   ----------------
Beginning on December  20, 2004 through December 14, 2005           101.25%
Beginning on December 15, 2005 and thereafter                       100.00%

in each case together with accrued interest up to but not including the Redemption Date; provided that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant interest payment record dates.

         No sinking fund or other mandatory redemption obligation is provided for the Notes.

6.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.       PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.       CONVERSION

         A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the fourth Trading Day preceding December 15, 2006; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

         The initial Conversion Price is $17.4335 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of the Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

10.      SUBORDINATION

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11.      DENOMINATIONS, TRANSFER, EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer taxes or similar governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.      PERSONS DEEMED OWNERS

         The Holder of a Note may be treated as the owner of it for all purposes.

13.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder in any material respect.

15.      SUCCESSOR ENTITY

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

16.      DEFAULTS AND REMEDIES

         Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest or Additional Interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company to provide timely notice of a Change in Control; (iv) failure by the Company for 90 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; (v) default in the payment of certain indebtedness of the Company or a Significant Subsidiary; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.      TRUSTEE DEALINGS WITH THE COMPANY

         JPMorgan Chase Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19.      AUTHENTICATION

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

20.      ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.      INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, Attention: Investor Relations.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:
I or we assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint


--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.



                                      Your Signature:

Date:
     ------------------------------   ------------------------------------------
                                      (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:
   --------------------------------
         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:
         (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE


To convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



                                      Your Signature:

Date:
     ------------------------------   ------------------------------------------
                                      (Sign exactly as your name appears on the other side of this Note)


*Signature guaranteed by:

By:
   --------------------------------
         * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:
         (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                           OPTION TO ELECT REPURCHASE

                            UPON A CHANGE OF CONTROL

To:      EGL, Inc.

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from EGL, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
      ----------------------         ------------------------------------------

                                     ------------------------------------------
                                     Signature(s)

                                     Signature(s) must be guaranteed by a
                                     qualified guarantor institution with
                                     membership in an approved signature
                                     guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                     ------------------------------------------
                                     Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

-------------------------------------
NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       SCHEDULE OF EXCHANGES OF NOTES(4)


The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

     PRINCIPAL AMOUNT
    OF THIS GLOBAL NOTE           AUTHORIZED                                          AMOUNT OF
      FOLLOWING SUCH             SIGNATORY OF         AMOUNT OF DECREASE IN          INCREASE IN
      DECREASE DATE           TRUSTEE OR SECURITY       PRINCIPAL AMOUNT           PRINCIPAL AMOUNT
OF EXCHANGE (OR INCREASE)         CUSTODIAN            OF THIS GLOBAL NOTE       OF THIS GLOBAL NOTE
-------------------------     -------------------     ----------------------     -------------------

---------
(4) This schedule should be included only if the Security is a Global Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                 OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)



Re: 5% Convertible Subordinated Notes due December 15, 2006 (the "Notes") of EGL, Inc.


This certificate relates to $_______ principal amount of Notes owned in (check applicable box)
[ ] book-entry or   [ ] definitive form by ___________________ (the
"Transferor").

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.20 of the Indenture dated as of December 7, 2001 between EGL, Inc. and JPMorgan Chase Bank, as trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

         [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Note is being acquired for the Transferor's own account, without transfer.

         [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

         [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

         [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A

---------
(5) This certificate should only be included if this Security is a Transfer Restricted Security.

under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).



Date:
     -----------------------------          -----------------------------------
                                            (Insert Name of Transferor)